Exhibit 5.1

April 13, 2012

First Industrial Realty Trust, Inc.

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

Ladies and Gentlemen:

This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 on April 13, 2012 (which, together with any prospectus and any prospectus supplement relating thereto (collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 1,100,000 shares of common stock of the Company, par value $.01 per share (collectively, the “Securities”), to be issued pursuant to the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan (the “Plan”) and offered from time to time by the Company on the terms provided in the Registration Statement. Terms used but not defined herein shall have the respective meanings given to them in the Registration Statement.

In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Amendment and Restatement of the Company filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on June 13, 1994, as amended to date (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended to date;

(c)	records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted March 10, 2011 by the Board of Directors of the Company (collectively, the “Authorizing Resolutions”);

(d)	Certificate of Status for the Company issued by the SDAT dated April 11, 2012;

(e)	the Registration Statement; and

(f)	the Plan.

With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents

First Industrial Realty Trust, Inc.

April 13, 2012

referred to above and accordingly we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

We have further assumed that (i) prior to issuance of the Securities, valid consideration for the Securities has been received in full in accordance with the Plan, the MGCL and the requirements of the committee in granting awards under the Plan; (ii) to the extent that any Securities are being issued in exchange or upon exercise or conversion of any other securities, including any such securities and awards granted under the Plan, the requirements of clause (i) of this sentence shall have been satisfied as to the issuance of such other securities; (iii) the Registration Statement will have become effective; and (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws.

We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the State of Maryland.

Based upon the foregoing, we are of the opinion that the Securities, when issued as described in the Registration Statement and the Plan, will be duly authorized, validly issued, fully-paid and non-assessable.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, and that additional action will be taken by the Company to effect the issuance or acquisition of the Securities and recordation of such issuance on the books of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McGuireWoods LLP